                                                                    EXHIBIT 10.2

                        ADDENDUM TO EMPLOYMENT AGREEMENT


         The Employment Agreement between The viaLink Company ("viaLink") and
J. Andrew Kerner dated the 1st day of April, 1999 is amended as follows:

1. Effective as of the 10th day of March, 2000, the title of J. Andrew Kerner shall be "Senior Vice President of Finance and Chief Financial Officer".

2. Effective as of the 10th day of March, 2000, the annualized salary set forth in Section 4.1 of said Employment Agreement shall be increased to Two Hundred and thirty eight thousand five hundred dollars ($238,500).

3. The first sentence of Section 6.1 shall be deleted and replaced with the following sentence: "Except as hereinafter set forth, the term ("Term) of this Agreement shall commence on the 5th day of April, 1999 ("Effective Date and shall continue through the 25th day of May, 2001 and shall be automatically renewed on a year to year basis thereafter unless one party hereto notifies the other party hereto in writing at least thirty (30) days prior to the end of the then current Term that it will not renew this Agreement at the end of such then current Term."

4. Except as amended herein, no further changes are made to the Employment Agreement and the same remains in full force and effect.


The viaLink Company                               J. Andrew Kerner



By:  /s/ LEWIS B. KILBOURNE                       /s/ J. ANDREW KERNER
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     Lewis B. Kilbourne                           J. Andrew Kerner

Its:   Chief Executive Officer


Date:  3/10/2000                                  Date: 3/14/00
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